As filed with the Securities and Exchange Commission on June 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3693660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 S. Riverside Plaza, Suite 1000, Chicago, Illinois	60606
(Address of registrant’s principal executive offices)	(Zip Code)

Cars.com Inc.

Employee Stock Purchase Plan

James F. Rogers

Chief Legal Officer

Cars.com Inc.

175 West Jackson Boulevard, Suite 800

Chicago, Illinois

(Name and address of agent for service)

(312) 601-5000

(Telephone number, including area code, of agent for service)

Copy to:

John C. Partigan, Esq.

Nixon Peabody LLP

799 9th Street, N.W.

Washington, D.C. 20001

(202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.01 per share	3,000,000	$25.75	$77,250,000	$8,953.28

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that become issuable under the Cars.com Inc. Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, reverse stock split, extraordinary cash dividend, reorganization, recapitalization, split-up, spin-off or similar transaction effected without consideration which would increase the number of outstanding shares of common stock and other anti-dilution provisions of the Plan.
(2)	Estimated pursuant to Rule 457(h) and (c) of the Securities Act solely for purposes of calculating the registration fee based on the average of the high and low prices of the common stock as reported on The New York Stock Exchange on June 16, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees participating in the Cars.com Inc. Employee Stock Purchase Plan (the “Plan”), in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Cars.com Inc. (the “Company”) with the Commission, are incorporated in this registration statement by reference:

1.	Registration Statement on Form 10 (Commission File No. 001-37869) initially filed with the Commission on September 7, 2016, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to the Common Stock of the Company, as amended by Amendment No. 1 filed on November 2, 2016, Amendment No. 2 filed on February 3, 2017, Amendment No. 3 filed on April 12, 2017, Amendment No. 4 filed on April 28, 2017 and Amendment No. 5 filed on May 5, 2017 (as amended, the “Form 10”);

2.	Current Reports on Form 8-K filed with the Commission on May 16, 2017 (with respect to Exhibit 99.1 only) and June 5, 2017; and

3.	The description of the Company’s Common Stock contained in the Form 10.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable. The Common Stock of the Company is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Company’s amended and restated certificate of incorporation includes such an exculpation provision. The Company’s amended and restated certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Company’s amended and restated certificate of incorporation and bylaws also provide that the Company must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Company’s amended and restated certificate of incorporation expressly authorizes the Company to carry directors’ and officers’ liability insurance to protect the Company, its directors, officers and certain employees against some liabilities, and the Company has purchased such insurance.

The limitation of liability and indemnification provisions in the Company’s amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation being brought against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. However, these provisions will not limit or eliminate the Company’s rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, the Company may be adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Cars.com Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 5, 2017, File No. 001-37869).

4.2	Amended and Restated Bylaws of Cars.com Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on June 5, 2017, File No. 001-37869).

5.1*	Opinion of Nixon Peabody LLP with respect to the legality of the securities offered hereby.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Nixon Peabody LLP (contained in Exhibit 5.1).

24.1	Power of Attorney of directors and officers of Cars.com Inc. (included on signature page hereto).

99.1	Cars.com Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on June 5, 2017, File No. 001-37869).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2017.

CARS.COM INC.

By:	/s/ Becky A. Sheehan
Becky A. Sheehan, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Alex Vetter, Becky A. Sheehan, and James F. Rogers, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this June 20, 2017.

Signature	Title

/s/ T. Alex Vetter	President, Chief Executive Officer and Director
T. Alex Vetter	(Principal Executive Officer)

/s/ Becky A. Sheehan	Chief Financial Officer
Becky A. Sheehan	(Principal Financial Officer)
(Principal Accounting Officer)

/s/ Scott Forbes	Chairman of the Board
Scott Forbes

/s/ Jill Greenthal	Director
Jill Greenthal

/s/ Thomas Hale	Director
Thomas Hale

/s/ Donald A. McGovern, Jr.	Director
Donald A. McGovern, Jr.

/s/ Greg Revelle	Director
Greg Revelle

/s/ Jerri DeVard	Director
Jerri DeVard

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Cars.com Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 5, 2017, File No. 001-37869).

4.2	Amended and Restated Bylaws of Cars.com Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on June 5, 2017, File No. 001-37869).

5.1*	Opinion of Nixon Peabody LLP with respect to the legality of the securities offered hereby.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Nixon Peabody LLP (contained in Exhibit 5.1).

24.1	Power of Attorney of directors and officers of Cars.com Inc. (included on signature page hereto).

99.1	Cars.com Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on June 5, 2017, File No. 001-37869).

*	Filed herewith.